EXHIBIT 2







                        PURCHASE AND ASSUMPTION AGREEMENT





                                  by and among




                             RURBAN FINANCIAL CORP.,



                               RFC BANKING COMPANY



                                       and



                        FIRST FEDERAL BANK OF THE MIDWEST


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                        PURCHASE AND ASSUMPTION AGREEMENT
                                                                                                                PAGE

ARTICLE I - THE ASSETS............................................................................................1
       Section 1.1.         Branches..............................................................................1

ARTICLE II - PURCHASE OF ASSETS AND ASSUMPTIONS OF LIABILITIES....................................................1
       Section 2.1.         Transferred Assets....................................................................1
       Section 2.2.         Purchase Price........................................................................3
       Section 2.3.         Deposit Liabilities...................................................................4
       Section 2.4.         Transferred Loans.....................................................................7
       Section 2.5.         Safe Deposit Business.................................................................8
       Section 2.6.         Employee Matters......................................................................9
       Section 2.7.         Records and Data Processing, Etc.....................................................10
       Section 2.8.         Security and Insurance...............................................................11
       Section 2.9.         Taxes and Fees; Proration of Certain Expenses........................................11
       Section 2.10.        Title to Real Property...............................................................12
       Section 2.11.        Environmental Matters................................................................13
       Section 2.12.        Facilitating Loan by Buyer...........................................................14

ARTICLE III - CLOSING AND EFFECTIVE TIME.........................................................................14
       Section 3.1.         Effective Time.......................................................................14
       Section 3.2.         Closing..............................................................................14
       Section 3.3.         Post-Closing Adjustments.............................................................17

ARTICLE IV - INDEMNIFICATION.....................................................................................18
       Section 4.1.         Seller's Indemnification of Buyer....................................................18
       Section 4.2.         Buyer's Indemnification of Seller....................................................18
       Section 4.3.         Claims for Indemnity.................................................................18
       Section 4.4.         Limitations on Indemnification.......................................................19

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................19
       Section 5.1.         Corporate Organization...............................................................19
       Section 5.2.         No Violation.........................................................................19
       Section 5.3.         Corporate Authority..................................................................20
       Section 5.4.         Enforceable Agreement................................................................20
       Section 5.5.         No Brokers...........................................................................20
       Section 5.6.         Personal Property....................................................................20
       Section 5.7.         Real Property........................................................................20
       Section 5.8.         Condition of Property................................................................21
       Section 5.9.         Employees............................................................................21
       Section 5.10.        Environmental Matters................................................................21
       Section 5.11.        Deposit Liabilities..................................................................22
       Section 5.12.        Books, Records, Documentation, Etc...................................................23
       Section 5.13.        Litigation...........................................................................23
       Section 5.14.        Contracts and Agreements.............................................................23
       Section 5.15.        Tax Matters..........................................................................23
       Section 5.16.        Compliance with Law..................................................................24
       Section 5.17.        Transferred Loans....................................................................24
       Section 5.18.        Limitation and Survival of Representations and Warranties............................24

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF BUYER.............................................................25
       Section 6.1.         Corporate Organization...............................................................25
       Section 6.2.         No Violation.........................................................................25
       Section 6.3.         Corporate Authority..................................................................25
       Section 6.4.         Enforceable Agreement................................................................25
       Section 6.5.         No Brokers...........................................................................25
       Section 6.6.         Litigation...........................................................................26
       Section 6.7.         Survival of Representations and Warranties...........................................26

ARTICLE VII - OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE TIME...........................................26
       Section 7.1.         Full Access..........................................................................26
       Section 7.2.         Delivery of Magnetic Media Records...................................................27
       Section 7.3.         Application for Approval.............................................................27
       Section 7.4.         Conduct of Business; Maintenance of Properties.......................................27
       Section 7.5.         No Solicitation by Seller............................................................28
       Section 7.6.         Further Actions......................................................................28
       Section 7.7.         Fees and Expenses....................................................................28
       Section 7.8.         Breaches with Third Parties..........................................................28
       Section 7.9.         Operations...........................................................................29
       Section 7.10.        Destruction and Condemnation.........................................................30
       Section 7.11.        Insurance............................................................................30
       Section 7.12.        Public Announcements.................................................................31
       Section 7.13.        Tax Reporting........................................................................31
       Section 7.14.        Transitional Matters.................................................................31
       Section 7.15.        No Solicitation by Buyer.............................................................31

ARTICLE VIII - CONDITIONS TO BUYER'S OBLIGATIONS.................................................................32
       Section 8.1.         Representations and Warranties True..................................................32
       Section 8.2.         Obligations Performed................................................................32
       Section 8.3.         No Proceedings.......................................................................32
       Section 8.4.         Regulatory Approval..................................................................32

ARTICLE IX - CONDITIONS TO SELLER'S OBLIGATIONS..................................................................33
       Section 9.1.         Representations and Warranties True..................................................33
       Section 9.2.         Obligations Performed................................................................33
       Section 9.3.         No Proceedings.......................................................................33
       Section 9.4.         Regulatory Approval..................................................................33

ARTICLE X - TERMINATION..........................................................................................34
       Section 10.1.        Methods of Termination...............................................................34
       Section 10.2.        Procedure Upon Termination...........................................................34
       Section 10.3.        Payment of Expenses..................................................................35

ARTICLE XI - CONFIDENTIAL INFORMATION............................................................................35
       Section 11.1.        Definition of Confidential Information...............................................35
       Section 11.2.        Use of Confidential Information......................................................36
       Section 11.3.        Legal Proceedings....................................................................36
       Section 11.4.        Remedies for Breach..................................................................37

ARTICLE XII - MISCELLANEOUS PROVISIONS...........................................................................37
       Section 12.1.        Notification of Occurrences..........................................................37
       Section 12.2.        Amendment and Modification...........................................................37
       Section 12.3.        Waiver or Extension..................................................................37
       Section 12.4.        Assignment...........................................................................38
       Section 12.5.        Addresses for Notices, Etc...........................................................38
       Section 12.6.        Counterparts.........................................................................39
       Section 12.7.        Headings.............................................................................39
       Section 12.8.        Governing Law........................................................................39
       Section 12.9.        Sole Agreement.......................................................................39
       Section 12.10.       Parties In Interest..................................................................39
       Section 12.11.       Calculation of Dates and Deadlines...................................................39


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                        PURCHASE AND ASSUMPTION AGREEMENT
                        ---------------------------------


     THIS PURCHASE AND ASSUMPTION AGREEMENT (this "Agreement") is entered into as of February22, 2003, by and among Rurban Financial Corp., a bank holding company organized under Ohio law having its principal office in Defiance, Ohio ("Rurban"), RFC Banking Company, an Ohio state-chartered bank and wholly-owned subsidiary of Rurban having its principal offices in Findlay, Ohio ("Seller"), and First Federal Bank of the Midwest, a federally-chartered savings bank having its principal offices in Defiance, Ohio ("Buyer"):

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Seller wishes to divest itself of certain assets, deposits and other liabilities; and

     WHEREAS, Buyer wishes to purchase such assets and assume such liabilities upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, Seller and Buyer agree as follows:


                                    ARTICLE I
                                    ---------
                                   THE ASSETS
                                   ----------

     Section 1.1. Branches.
     -----------  ---------

     Buyer shall purchase from Seller the "Transferred Assets" (as defined in Section 2.1 below), and assume certain liabilities of the financial service offices of Seller located at 124 East Main Street, McComb, Ohio (the "McComb Branch"); 301 South Main Street, Findlay, Ohio (the "Findlay Branch"); 405 East Main Street, Ottawa, Ohio (the "Ottawa Branch"); and 101 North Main Street, Arcadia, Ohio (the "Arcadia Office") (collectively, the "Branches").


                                   ARTICLE II
                                   ----------
                PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES
                ------------------------------------------------

     Section 2.1. Transferred Assets.
     ------------ -------------------

     (a)......As of the "Effective Time" (as defined in Section 3.1 below) and upon the terms and conditions set forth herein, Seller will sell, assign, transfer, convey and deliver to Buyer, and Buyer will purchase from Seller, the following assets, except as otherwise excluded from sale pursuant to the provisions of Section 2.1(b) below (collectively, the "Transferred Assets"):

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     (1)  all of Seller's right, title and interest in and to all real estate and improvements thereon and fixtures thereto at the Ottawa Branch and the McComb Branch, together with all rights and appurtenances pertaining thereto (the "Ottawa and McComb Real Property");

     (2) all of Seller's right, title and interest in and to the condominium units and improvements thereon and fixtures thereto at the Findlay Branch, together with all rights and appurtenances pertaining thereto (the "Findlay Real Property" and, together with the Ottawa and McComb Real Property, the "Real Property");

     (3) all furniture, equipment and other tangible personal property located at the Real Property, including any of such items on order at the Effective Time (collectively, the "Personal Property");

     (4)  all "Transferred Loans" (as defined in Section 2.4 below);

     (5) all leases for equipment located at the Real Property (the "Equipment Leases");

     (6) all safe deposit boxes located at the Real Property as of the Effective Time and the safe deposit contracts and leases (the "Safe Deposit Contracts") related thereto;

     (7) all coins and currency located at the Real Property as of the Effective Time (the "Coins and Currency"); and

     (8) all of Seller's rights in and to the names "Peoples Bank" and "First Bank of Ottawa" and any of Seller's corporate logos, trademarks, trade names, signs, paper stock forms and other supplies which contain only such logos, trademarks or trade names pertaining to "Peoples Bank" and "First Bank of Ottawa";

     (b)......The following items shall be excluded from the Transferred Assets
(collectively, the "Excluded Assets"):

     (1) Seller's rights in and to the names "RFC Banking Company" and "The Bank" and any of Seller's corporate logos, trademarks, trade names, signs, paper stock forms and other supplies containing any such logos, trademarks or trade names;

     (2) any and all servicing rights on loans sold by Seller in the secondary market;

     (3) any regulatory licenses or any other nonassignable licenses and permits;

     (4)  proprietary software of Seller or any affiliate of Seller;

     (5) any assets acquired by Seller by repossession or foreclosure prior to the Effective Time;

     (6) any collateral in the possession of Seller as security for a loan which is not a Transferred Loan; and

     (7)  other assets listed on Exhibit 2.1(b)(7) hereto.

     Seller shall coordinate with Buyer to remove the Excluded Assets from the Real Property on or prior to the Effective Time, except as otherwise agreed by Seller and Buyer. Seller shall remove the Excluded Assets at its own cost, and Seller shall repair at its own cost any damage caused by such removal.

     Section 2.2. Purchase Price.
     ------------ ---------------

     As   consideration for the purchase of the Branches:

     (a) Buyer shall pay Seller a purchase price equal to the sum of the following:

     (1) the "Net Book Value" (as defined in Section 2.2(d) hereof) of the Ottawa and McComb Real Property and the Personal Property as of the Effective Time;

     (2) $1,065,000 (an amount equal to the agreed fair market value of the Findlay Real Property);

     (3) a premium for the "Deposit Liabilities" (as defined in Section 2.3(a) hereof) and franchise value assigned to the Branches equal to (A) 10.5% of the average of the daily balances of the total Deposit Liabilities, excluding brokered deposits and certificates of deposit, for the 20 business days ending the business day before the Closing Date (excluding for such purpose of calculation the 15 day extension option provided to Buyer in Section 3.1(a)) plus (B) 10.5% of the total Deposit Liabilities which are certificates of deposit, excluding brokered deposits, at the Closing Date (excluding for such purpose of calculation the 15 day extension option provided to Buyer in Section 3.1(a)), and less (C) $300,000.

     (4) the "Net Book Value" (as defined in Section 2.2(d) hereof) of the Transferred Loans as described in Section 2.4 hereof as of the Effective Time; and

     (5)  the face amount of the Coins and Currency.

     (b) Buyer shall assume, as of the Effective Time, all of the duties, obligations and liabilities of Seller relating to the Deposit Liabilities and to any of the following accruing or arising on or after the Effective Time: (i) the Real Property; (ii) the Equipment Leases; (iii) the Safe Deposit Contracts; and
(iv) each contract or written agreement listed on Exhibit 2.2(b) hereto. Specifically excluded from the above are:

     (1) liabilities or obligations with respect to any litigation, suits, claims, demands or governmental proceedings arising from any fact, circumstance or event occurring prior to the Effective Time and related to the Branches; and

     (2) any and all obligations arising under any service agreements entered into between Seller and its affiliates.

     (c) Seller shall prepare a statement (the "Pre-Closing Statement") in the form attached hereto as Exhibit 3.2(b)(14) using the date which is 30 calendar days prior to the Effective Time anticipated by the parties, instead of the Effective Time (the "Pre-Closing Statement Date"), as the date for valuing the assets to be sold and assigned hereunder and the liabilities to be transferred and assumed hereunder. Seller shall deliver the Pre-Closing Statement not less than five days before the Closing Date. Seller agrees to pay to Buyer at the Closing, in immediately available funds, the net cash due to Buyer, if any, as reflected by the Pre-Closing Statement. Buyer agrees to pay Seller at the Closing, in immediately available funds, the net cash due to Seller, if any, as reflected by the Pre-Closing Statement. The payment by Seller to Buyer or by Buyer to Seller shall be subject to subsequent adjustment based on the Post-Closing Statement (as defined in Section 3.3 hereof).

     (d) The "Net Book Values" of the Ottawa and McComb Real Property and the Personal Property are the values at which the relevant assets are carried on Seller's general ledger and used to compute the values listed on Seller's balance sheet (net of depreciation) as of the Effective Time. The "Net Book Value" of the Transferred Loans is the aggregate principal amount of the Transferred Loans, plus accrued and unpaid interest thereon, as of the Effective Time, but such value shall not include any loan loss reserves or general reserve.

     (e) Seller and Buyer agree to allocate the purchase price in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). At the Closing, Seller and Buyer shall reduce the allocation to writing, including jointly and properly executing a draft Internal Revenue Service Form 8594, subject to post-Closing adjustment to reflect adjustments to the purchase price as provided in Section 3.3 of this Agreement. Within 90 days after the Closing Date, Buyer shall provide to Seller a proposed allocation of the purchase price as finally determined and paid by Buyer hereunder. Within 30 days after the receipt of such allocation, Seller shall propose to Buyer any changes to such allocation or otherwise shall be deemed to have agreed with such allocation. Seller and Buyer shall reduce such allocation to writing, including jointly and properly executing a final, completed Internal Revenue Service Form 8594, and any other forms or statements required by the Code, the treasury regulations promulgated thereunder or the Internal Revenue Service, together with any and all attachments required to be filed therewith. Seller and Buyer shall file timely any such forms and statements with the Internal Revenue Service. To the extent consistent with applicable law, Seller and Buyer shall not file any tax return or other documents or otherwise take any position with respect to taxes which is inconsistent with such allocation of the final purchase price; provided, however, that neither Seller nor Buyer shall be obligated to litigate any challenge to such allocation of the final purchase price by a governmental authority. Seller and Buyer shall promptly inform one another of any challenge by any governmental authority to any allocation made pursuant to this Section and agree to consult with and keep one another informed with respect to the state of, and any discussion, proposal or submission with respect to, such challenge.

     Section 2.3. Deposit Liabilities.
     ------------ --------------------

     (a) "Deposit Liabilities" shall mean all of Seller's duties, obligations and liabilities relating to the deposit accounts of the Branches as of the Effective Time (including accrued but unpaid or uncredited interest thereon).

     (b) Except for those liabilities and obligations specifically assumed by Buyer under this Agreement, Buyer is not assuming any other liabilities or obligations. Liabilities not assumed include, but are not limited to, the following:

     Seller's cashier checks, money orders, traveler's checks, interest checks and expense checks issued prior to the Effective Time, consignments of U.S. Government "E" and "EE" bonds and any cash items paid by Seller and not cleared prior to the Effective Time.

     (c) Seller does not represent or warrant that any deposit customers whose accounts are assumed by Buyer will continue to be customers of Buyer after the Effective Time.

     (d) Buyer agrees to pay in accordance with law and customary banking practices all properly drawn and presented checks, drafts and withdrawal orders presented to Buyer by mail, over the counter or through the check clearing system of the banking industry, by depositors of the accounts assumed, whether drawn on the checks, withdrawal order or draft forms provided by Seller or by Buyer, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the balances due and owing to the depositors whose accounts are assumed by Buyer; provided that Buyer shall not be obligated to honor or pay any item if there are insufficient funds in the customer's account when presented.

     (e) If, after the Effective Time, any depositor, instead of accepting the obligation of Buyer to pay the Deposit Liabilities assumed, shall demand payment from Seller for all or any part of any such assumed Deposit Liabilities, Seller shall not be liable or responsible for making any such payment; provided, that if Seller shall pay the same, Buyer agrees to reimburse Seller for any such payment, and Seller shall not be deemed to have made any representations or warranties to Buyer with respect to any such check, draft or withdrawal order and any such representations or warranties implied by law are hereby expressly disclaimed. Seller and Buyer shall make arrangements to provide for the daily settlement with immediately available funds by Buyer of checks, drafts, withdrawal orders, returns and other items presented to and paid by Seller within 60 calendar days after the Effective Time and drawn on or chargeable to accounts that have been assumed by Buyer; provided, however, that Seller shall
                                          --------  -------
be held harmless and indemnified by Buyer for acting in accordance with such arrangements.

     (f) Buyer agrees, at its cost and expense, (i) to notify such depositors, on or before the Effective Time, in a form and on a date mutually acceptable to Seller and Buyer, of Buyer's assumption of Deposit Liabilities, (ii) to furnish such depositors with checks on the forms of Buyer and with instructions to utilize Buyer's checks and to destroy unused check, draft and withdrawal order forms of Seller (if Buyer so elects, Buyer may offer to buy from such depositors their unused Seller check, draft and withdrawal order forms), (iii) to reissue all automated teller machine and debit cards associated with the assumed Deposit Liabilities, (iv) to replace all line of credit checks with checks on the forms of Buyer with instructions to utilize Buyer's checks and to destroy the unused checks of Seller and (v) to disable and to notify customers of its disabling of all credit card overdraft protection or notify the customers of alternative overdraft protection through a different credit card or line of credit. At its expense, Seller will prepare and deliver to Buyer two sets of its normal customer mailing labels relating to the Deposit Liabilities. In addition, subsequent to regulatory approval, Seller will notify its affected customers by letter of the pending assignment of Seller's Deposit Liabilities to Buyer, which notice shall be at Seller's cost and expense and shall be in a form and on a date mutually agreeable to Seller and Buyer.

     (g) Buyer agrees to pay promptly to Seller an amount equivalent to the amount of any checks, drafts or withdrawal orders credited to any assumed Deposit Liabilities as of the Effective Time that are returned to Seller after the Effective Time.

     (h) As of the Effective Time, Buyer will assume and discharge Seller's duties and obligations in accordance with the terms and conditions and laws, rules and regulations that apply to the Deposit Liabilities assumed under this Agreement.

     (i) As of the Effective Time, Buyer will maintain and safeguard in accordance with applicable law and sound banking practices all account documents, deposit contracts, signature cards, deposit slips, canceled items and other records related to the Deposit Liabilities assumed under this Agreement, subject to Seller's right of access to such records as provided in this Agreement.

     (j) Seller will render a final statement to each depositor of an account assumed under this Agreement as to transactions occurring through the Effective Time and will comply with all laws, rules and regulations regarding tax reporting of transactions of such accounts through the Effective Time. Seller will be entitled to impose normal fees and service charges on a per-item basis, but Seller will not impose periodic fees or blanket charges in connection with such final statements. Buyer will comply with all laws, rules and regulations regarding tax reporting of transactions of such accounts after the Effective Time.

     (k) As soon as practicable following the Closing Date, Buyer, at its expense, will notify all Automated Clearing House ("ACH") originators of the transfers and assumptions made pursuant to the Agreement; provided, however,
                                                          --------  -------
that, prior to the Closing Date, Seller shall provide Buyer with all information necessary to make such notifications and, provided further, that, at Buyer's request, Seller will notify all such originators (on behalf of Buyer) also at the expense of Buyer. For a period of 60 calendar days beginning on the Effective Time, Seller will honor all ACH items related to accounts assumed under this Agreement which are mistakenly routed or presented to Seller. Seller will make no charge to Buyer for honoring such items, and will electronically transmit such ACH data to Buyer. If Buyer cannot receive an electronic transmission, Seller will make available to Buyer at Seller's operations center receiving items from the ACH tapes containing such ACH data. Items mistakenly routed or presented after the 60-day period will be returned to the presenting party. Seller and Buyer shall make arrangements to provide for the daily settlement with immediately available funds by Buyer of any ACH items honored by Seller, and Seller shall be held harmless and indemnified by Buyer for acting in accordance with this arrangement to accept ACH items.

     (l) For a period of 60 calendar days beginning on the Effective Time, Buyer will use reasonable efforts consistent with its normal business practices to collect from Buyer's customers amounts equal to any Visa or MasterCard charge backs under the MasterCard and Visa Merchant Agreements between Seller and its customers or amounts equal to any deposit items returned to Seller after the Effective Time which were honored by Seller prior to the Effective Time and remit such amounts so collected to Seller. To the extent permitted under applicable law, Buyer agrees that for a period of 60 calendar days beginning on the Effective Time, Buyer will promptly freeze and remit to Seller any funds, up to the amount of the charged back or returned item that had been previously credited by Seller, if such funds are available in the account to which such item had previously been credited at the time of notification by Seller to Buyer of the charged back or returned item. Notwithstanding the foregoing, Buyer shall have no duty to remit funds for any item or charge that has been improperly returned or charged to Seller. Solely for the purposes of this Section 2.3(l), all references to Seller shall be deemed to include Seller and its assignees.

     (m) As of the Effective Time, Seller shall transfer, assign and deliver to Buyer all files, documents and records related to the Deposit Liabilities, including such information held in electronic form, and Buyer will be responsible for maintaining and safeguarding all such materials in accordance with applicable law and sound banking practices.

     Section 2.4. Transferred Loans.
     ------------ ------------------

     (a) Seller will transfer to Buyer as of the Effective Time, subject to the terms and conditions of this Agreement, all of Seller's right, title and interest in (including accrued but unpaid interest and late charges and collateral relating thereto) the loans identified on Exhibit 2.4(a) hereto and loans originated at the Branches by Seller after the date of this Agreement in accordance with Section 7.9 ("Transferred Loans"). The following shall be adjustments to the Transferred Loans:

     (1) up until fourteen (14) calendar days before the Closing Date, Buyer may (A) remove loans from Transferred Loans (and thereby make such loans retained by Seller (the "Retained Loans")) so long as the aggregate Net Book Value of the Retained Loans (the "Retained Loan Difference") does not exceed Four Million Five Hundred Thousand Dollars ($4,500,000), or (B) include as Transferred Loans under this Agreement additional loans ("New Loans") from the pool of Seller loans that originally were not made available for purchase and Buyer may add loans to the loans retained by Seller in an amount that is not greater than the Net Book Value of the New Loans to be included as Transferred Loans (for the purpose of this Section any loan shall be valued at its Net Book Value as of 14 calendar days before the Closing Date);

     (2) loans with respect to which foreclosure proceedings have been filed prior to the Effective Time shall be excluded from Transferred Loans;

     (3) any and all servicing rights on loans sold by Seller in the secondary market shall be excluded from Transferred Loans; and

     (4) the loans described on Exhibit 2.4(a)(4), unless the conditions to be satisfied by Seller with respect to each such loan as stated on such exhibit are satisfied by Seller, shall be excluded from Transferred Loans.

The Transferred Loans (as well as any lien or security interest related thereto) shall be transferred by means of a blanket (collective) assignment and not individually (except as may be otherwise required by law or by the policies and procedures of the office of the recorder in the counties in which the mortgages securing Transferred Loans are recorded).

     (b) Seller and Buyer agree that Buyer will become the beneficiary of credit life insurance written on direct consumer installment loans included in the Transferred Loans and coverage will continue to be the obligation of the current insurer after the Effective Time and for the duration of such insurance as provided under the terms of the policy or certificate. Seller agrees to use commercially reasonable efforts to assign such policies and certificates to Buyer, and Seller and Buyer agree to cooperate in good faith to develop a mutually satisfactory method by which the current insurer will make rebate payments to and satisfy claims of the holders of such certificates of insurance after the Effective Time. After the Effective Time, Seller will promptly deliver to Buyer the proceeds of any credit life insurance received by it and that relates to Transferred Loans. The parties' obligations under this Section 2.4(b) are subject to any restrictions contained in existing insurance contracts as well as applicable laws and regulations.

     (c) In connection with the transfer of any Transferred Loans requiring notice to the borrower, servicer and/or guarantor, Buyer and Seller will comply with all notice and reporting requirements of the documents associated with the Transferred Loans or of any law or regulation.

     (d) Except as expressly set forth in this Agreement, all Transferred Loans will be transferred without recourse and without any warranties or representations whatsoever.

     (e) Buyer will at its expense issue new coupon books or other forms of payment identification for payment of Transferred Loans for which Seller provides coupon books with instructions to utilize Buyer's coupons or forms and to destroy coupons furnished by Seller.

     (f) For a period of 60 calendar days after the Effective Time, Seller will forward to Buyer payments received by Seller in respect of the Transferred Loans. Seller shall have the right to return to the borrower any payments received by it subsequent to 60 days after the Effective Time. Seller shall promptly notify Buyer of any such payments. Buyer shall reimburse Seller for checks returned on payments forwarded to Buyer.

     (g) As of the Effective Time, Seller shall transfer, assign and deliver to Buyer all files, documents and records related to the Transferred Loans, including such information held in electronic form, and Buyer will be responsible for maintaining and safeguarding all such materials in accordance with applicable law and sound banking practices.

     (h) If a payment by check on a Transferred Loan received prior to the Effective Time is returned after the Effective Time, the check shall be delivered to Buyer and Buyer shall promptly remit to Seller the amount represented by such check.

     (i) Seller shall grant to Buyer as of the Effective Time a limited power of attorney, in substantially the form attached hereto as Exhibit 2.4(i) (the "Power of Attorney").

     Section 2.5. Safe Deposit Business.
     ------------ ---------------------

     (a) As of the Effective Time, Buyer will assume and discharge Seller's obligations with respect to the safe deposit box business at the Real Property in accordance with the terms and conditions of contracts or rental agreements related to such business, and Buyer will maintain all facilities necessary for the use of such safe deposit boxes by persons entitled to use them.

     (b) As of the Effective Time, Seller shall transfer, assign and deliver to Buyer the records related to such safe deposit box business, and Buyer shall maintain and safeguard all such records and be responsible for granting access to and protecting the contents of safe deposit boxes at the Real Property.

     (c) Safe deposit box rental payments collected by Seller before the Effective Time shall be prorated as of the Effective Time.

     Section 2.6. Employee Matters.
     ------------ ----------------

     (a) Buyer may offer employment to those employees of Seller listed on
Exhibit 2.6(a) hereof (the "Employees"), subject to Buyer's standard hiring procedures, including, but not limited to, drug testing. Buyer will be afforded an opportunity to meet with and interview the Employees following execution of this Agreement; however, Buyer shall not extend any offers of employment or otherwise announce or notify the Employees of Buyer's intentions regarding the Employees who will be offered employment by Buyer until after receipt of all necessary regulatory approvals of the transactions contemplated by this Agreement. The base salary for each Employee who receives an offer of employment from Buyer and accepts such offer (the "Hired Employees") shall not be less than the base salary provided by Seller immediately prior to the Effective Time, subject to changes due to employment classification. With respect to Buyer's qualified plans, the Hired Employees will be treated as new hires; however, Hired Employees will immediately participate in welfare benefit plans maintained by Buyer without regard to pre-existing conditions or waiting periods, if and to the extent that such employees are participating in Seller's welfare benefit plans immediately prior to the Closing Date. Hired Employees will be required to satisfy the deductible and employee payments (if any) required by Buyer's plans. Hired Employees shall receive full credit for prior service with Seller for purposes of determining their eligibility and vesting (but not the accrual of any benefit) under Buyer's employee benefit plans. Hired Employees will be eligible for severance benefits consistent with Buyer's severance policies or plans, provided that all service with the Seller shall be taken into account in determining benefits under Buyer's severance policies or plans. Buyer shall not be responsible or liable for any benefits accrued under the pension or welfare plans of Seller. Buyer will assume and be responsible for any and all accrued but not paid vacation for Hired Employees for January 1, 2003 through the Closing Date.

     (b) After the execution of this Agreement, Seller will continue its normal employment practices in staffing the Branches; however, Seller makes no representations or warranties about whether any of the Employees will remain employed at the Branches after the Effective Time. Seller will use commercially reasonable efforts to: (i) maintain the Employees as employees of Seller at the Branches until the Effective Time, (ii) refrain from dissuading any Employee from accepting an offer of employment with Buyer or (iii) refrain from recruiting Employees for alternate positions with Seller or any of Seller's affiliates; provided, however, that nothing in this Section 2.6(b) shall prevent Seller or any of its affiliates from hiring, transferring or reassigning any Employee who has applied or posted for an opening with Seller or any of Seller's affiliates after the date of this Agreement. Seller shall advise Employees that their current positions will terminate as of the Effective Time. Any Employee whose employment shall be terminated for any reason prior to the Effective Time shall be dealt with by Seller in its sole and absolute discretion, provided, however, that Seller shall notify Buyer of any such terminations. Any Employee who, for any reason, elects not to accept Buyer's offer of employment shall be deemed to be part of Seller's pool of unassigned employees and may, after the Effective Time, be assigned to any openings of Seller or Seller's affiliates or be terminated by Seller. Seller shall be responsible for any severance owed to an Employee who is terminated by Seller.

     (c) Except as instructed by any Hired Employee consistent with Seller's customary policies and practices, Seller will not make any transfer of pension or other employee benefit plan assets to Buyer.

     (d) Seller and Buyer each with respect to its respective plans, programs and policies described in this Section 2.6 shall give any notices required by applicable law and take whatever other actions as may be necessary to carry out the arrangements described in this Section 2.6.

     (e) If any of the arrangements described in this Section 2.6 are determined by the Internal Revenue Service or any other governmental authority to be prohibited by law, Seller and Buyer shall modify such arrangements to as closely as possible reflect their expressed intent and retain the allocation of economic benefits and burdens to the parties contemplated herein in a manner that is not prohibited by law.

     (f) Except as set forth in Section 2.6(c) above, Buyer shall not have any responsibility, liability or obligation to any current or former employees of Seller, their beneficiaries or to any other person, with respect to any employee plans of Seller (including the establishment, operation or termination thereof and the notification and provision of COBRA coverage extension).

     (g) Seller shall not have any liability with respect to any Hired Employee or other employee, contractor or service provider of or for Buyer arising out of or relating to any services provided to Buyer.

     Section 2.7. Records and Data Processing, Etc.
     ------------ ---------------------------------

     (a) As of the Effective Time, Buyer shall become responsible for maintaining the files, documents and records referred to in this Agreement. Buyer will preserve and hold them in safekeeping as required by applicable law and sound banking practice. After the Effective Time, Buyer will permit Seller and its representatives, for reasonable cause, at reasonable times and upon reasonable notice, to examine, inspect, copy and reproduce any such files, documents or records as Seller deems reasonably necessary and to have similar access to such records and Seller's former employees for purposes of preparation of records and reports (including regulatory and tax reports and returns) and as Seller requires in connection with third party litigation.

     (b) As of the Effective Time, Seller will permit Buyer and its representatives, for reasonable cause, at reasonable times and upon reasonable notice, to examine, inspect, copy and reproduce files, documents or records retained by Seller regarding the assets and liabilities transferred under this Agreement as Buyer deems reasonably necessary.

     (c) For a period of 90 days after the Effective Time, the party providing copies of records shall do so without charge; thereafter, it may charge its customary rate for such copies.

     (d) It is understood that certain of Seller's records, including certificates of deposit, may be available only in electronic form or in the form of photocopies, film copies or other non-original and non-paper media.

     (e) After the execution of this Agreement, Seller will work with Buyer to prepare mutually satisfactory schedules of Transferred Assets and contracts to be sold hereunder.

     Section 2.8. Security and Insurance.
     ------------ -----------------------

     As of the Effective Time, Buyer shall be solely responsible for the security of and insurance on all persons and property located in or about the Real Property.

     Section 2.9. Taxes and Fees; Proration of Certain Expenses.
     ------------ ----------------------------------------------

     (a) Buyer shall not be responsible for, or have any liability with respect to, taxes on any income to Seller arising out of this transaction. Buyer shall not be responsible for any income tax liability of Seller arising from the Deposit Liabilities, the Transferred Assets or the business or operations of the Branches before the Effective Time, and Seller shall not be responsible for any tax liabilities of Buyer arising from the Deposit Liabilities, the Transferred Assets or the business or operations of the Branches after the Effective Time. Utility payments, telephone charges, real property taxes, non-delinquent assessments, personal property taxes, lease payments, salaries, deposit insurance premiums or assessments, maintenance items, other ordinary operating expenses of the Branches and other expenses related to the liabilities assumed or assets purchased hereunder shall be prorated between the parties as of the Effective Time. To the extent any such item has been prepaid by Seller for a period extending beyond the Effective Time, there shall be a proportionate monetary adjustment in favor of Seller. Real estate taxes shall be prorated on a calendar year basis, based upon the current valuation, maximum allowable discount and other applicable exemptions. Prior to the Effective Time, Seller will pay all real property taxes due and payable prior to the Effective Time. The real property tax proration as of the Effective Time shall be final.

     (b) Seller and Buyer shall each be responsible for their own costs with respect to the preparation and filing of any tax returns and, except as otherwise provided in Section 3.3(b), the preparation, review and analysis of the allocation statements and any forms or statements prepared in connection with the allocation of the final purchase price.

     Section 2.10. Title to Real Property.
     ------------- -----------------------

     (a) Seller agrees to deliver to Buyer within ten (10) days after execution of this Agreement, copies of all title information in possession of Seller, including, but not limited to, title insurance policies, attorneys' opinions on title, surveys, covenants, deeds and easements relating to the Real Property. Such delivery shall constitute no warranty by Seller as to the accuracy or completeness thereof or that Buyer is entitled to rely thereon.

     (b) Buyer shall have the right to obtain, at Buyer's sole cost and expense:

     (1) a title insurance commitment from a title insurance company selected by Buyer and an owner's policy of title insurance insuring Buyer's title to the Real Property and related easements and rights appurtenant thereto; and

     (2) a survey as is required by the title insurer to remove the survey exception in the title insurance policy, to be conducted by a surveyor selected by Buyer.

     (c) Buyer agrees to notify Seller, in writing within 45 calendar days after the date of this Agreement, of any mortgages, pledges, material liens, encumbrances, reservations, tenancies, encroachments, overlaps or other title exceptions, survey objections, or zoning or similar land use violations (excluding legal but nonconforming uses) or material engineering or structural problems related to the Real Property to which Buyer reasonably objects (the "Title Defects"). If Buyer does not notify Seller of Title Defects within such time period, Buyer shall be deemed to have waived its rights under this Section
2.10. Buyer agrees that Title Defects shall not include real property taxes not yet due and payable, legal highways, zoning ordinances, easements, restrictions, tenancies, survey matters, and rights of way which do not materially interfere with the use of the Real Property as such facility is currently utilized ("Permitted Encumbrances"; the term "Permitted Encumbrances" shall also include any title defects, deficiencies, exceptions or encumbrances to which Buyer fails to object within said 45-day period, or to which Buyer objects within said 45-day period but which Seller does not correct and which Buyer accepts in writing.) For a period of 30 days after Seller's receipt of such notice of Title Defects from Buyer, Seller shall make a good faith effort to correct any such Title Defect to Buyer's reasonable satisfaction; provided, however, that Seller shall not be obligated to bring any lawsuit or make any payments of money (except payments to pay liens that Seller does not dispute in good faith) to cure a Title Defect. If Seller is unable or, as to Title Defects that Seller is not obligated to cure pursuant to the proviso contained in the preceding sentence, unwilling to cure any such Title Defect to Buyer's reasonable satisfaction, Buyer shall have the option either to receive title in its then existing condition or to terminate this Agreement upon written notice to Seller (subject to Seller's option to lease the Branch affected by the Title Defect to Buyer pursuant to Section 2.10(e)). Upon termination of this Agreement pursuant to this Section 2.10(c), neither party shall have any further liability to the other party under this Agreement.

     (d) Buyer shall have the right to request that the title insurance company update title matters up to the Closing Date for any changes which may have arisen between the date of the original title search and the Closing Date. If such update indicates that any Title Defects have been placed of record since the date of Buyer's original title search, and Buyer reasonably objects thereto in writing, then Seller shall make a good faith effort to cure any such Title Defect to Buyer's reasonable satisfaction; provided that Seller shall not be obligated to bring any lawsuit or make any payments of money (except payments to pay liens that Seller does not dispute in good faith) to cure a Title Defect. If Seller is unable or, as to Title Defects that Seller is not obligated to cure pursuant to the proviso contained in the preceding sentence, unwilling to cure any such Title Defect, Buyer shall have the option to receive title in its then existing condition or to terminate this Agreement upon written notice to Seller (subject to Seller's option to lease the Branch affected by the Title Defect to Buyer pursuant to Section 2.10(e)). Upon termination of this Agreement pursuant to this Section 2.10(d), neither party shall have any further liability to the other party under this Agreement.

     (e) In the event Buyer notifies Seller of its intent under this Section
2.10 to terminate this Agreement due to an unacceptable Title Defect, Seller may elect to lease the Branch affected by the Title Defect to Buyer at a reasonable rent, based on a valuation of the Branch at its purchase price under Section 2.2(a) of this Agreement, for a term of five years, in which event Buyer will have no right to terminate this Agreement. If Buyer leases any Branch under this
Section 2.10(e) and if, following the Closing and at any time during the term of such lease, Seller cures the unacceptable Title Defect, Seller shall promptly sell and convey the Branch to Buyer, upon the terms specified in this Agreement (provided, however, for this purpose, Net Book Value and appropriate expense and tax prorations shall be computed as of the actual conveyance date), whereupon such lease shall terminate.

     Section 2.11. Environmental Matters.
     ------------- ----------------------

     (a) Seller agrees to deliver to Buyer as soon as reasonably possible, upon Buyer's request, copies of all environmental studies, reports and audits in Seller's possession related to the Real Property.

     (b) Buyer shall have the right, but not the obligation, at its sole cost and expense, to cause such investigations and tests to be made as it deems necessary to determine whether there has been any soil, surface water, groundwater or building space contamination on or under the Real Property.

Seller shall provide reasonable assistance to Buyer and/or its agents or contractors in their evaluation and testing of the Real Property, and Seller shall provide Buyer and/or its agents or contractors access to pertinent records and documents. Seller authorizes Buyer and/or its agents or contractors to contact governmental agencies regarding the environmental status of the Real Property. Buyer shall report the results of any such investigations or tests to Seller no later than 45 calendar days after the date of this Agreement; provided, however, that without the prior written consent of Seller, which
--------  -------
consent will not unreasonably be withheld, and execution of a reasonable property access agreement, Buyer shall not conduct subsurface testing, any ground water monitoring or install any test well or undertake any other investigation which requires a permit or license from, or the reporting of the investigation or the results thereof to, a local or state environmental regulatory authority or the United States Environmental Protection Agency. If Buyer objects to any material adverse environmental condition which impacts the Branches, Seller shall have the right, but not the obligation, to cure any such material adverse environmental condition which is discovered by Buyer's investigation. If Seller is unable or unwilling to cure such problem within 30 days of Seller's receipt of Buyer's report, Buyer shall have the option to accept the premises in its then existing condition or to terminate this Agreement upon written notice to Seller. Upon termination of this Agreement pursuant to this Section 2.11(b), neither party shall have any further liability to the other under this Agreement.

     Section 2.12. Facilitating Loan by Buyer.
     ------------- ---------------------------

     At the Closing, Buyer shall make a loan to Seller in an amount equal to the amount of the Retained Loan Difference (the "Facilitating Loan"). The terms and conditions of the Facilitating Loan shall be as set forth on Exhibit 2.12 hereto.


                                   ARTICLE III
                                   -----------
                           CLOSING AND EFFECTIVE TIME
                           --------------------------

     Section 3.1. Effective Time.
     ------------ ---------------

     (a) The purchase of assets and assumption of liabilities provided for in this Agreement shall occur at a closing (the "Closing") to be held at the main offices of Seller in Findlay, Ohio, at 10:00 a.m., local time, on a date designated by Seller or at such other time and place as the parties shall mutually agree in writing, which date shall not be before the receipt of all necessary approvals by regulatory agencies and the expiration of all statutory waiting periods, nor later than 30 days after the receipt of all necessary approvals by regulatory agencies and the expiration of all statutory waiting periods; provided, however, that Buyer may extend the date of Closing for up to 15 days in order to facilitate data processing conversion. The effective time (the "Effective Time") shall be the closing time at the last of the Branches to close on the day on which the Closing occurs (the "Closing Date") or such other time as the parties shall agree in writing.

     (b) Seller and Buyer may agree to conduct the Closing by exchanging executed and original documents by overnight courier service for delivery on the Closing Date. In this case, all Closing documents shall be held in escrow by the parties' counsel pending their receipt of confirmation that all Closing documents have been received and are satisfactory, respectively, and that the parties' wire transfer(s) of funds required under this Agreement have been received and credited to their designated account(s). Upon the parties' receipt of such confirmation(s), respectively, such Closing documents shall be released from escrow by such counsel and the Closing shall be deemed to have been consummated.

     Section 3.2. Closing.
     ------------ --------

     (a) All actions taken and documents delivered at the Closing shall be deemed to have been taken and executed and delivered simultaneously, and no action shall be deemed taken nor any document delivered until all have been taken and delivered.

     (b) At the Closing, subject to all the terms and conditions of this Agreement, Seller shall execute and deliver to Buyer:

     (1) limited warranty deeds in recordable form executed by Seller transferring Seller's title to the Real Property, subject to the Permitted Encumbrances and any other such matters that are shown on the title commitment to be provided to Buyer hereunder, to Buyer in substantially the form attached hereto as Exhibit 3.2(b)(1);

     (2) a Bill of Sale, in substantially the form attached hereto as Exhibit 3.2(b)(2) (the "Bill of Sale"), transferring to Buyer all of Seller's interest in the Personal Property and the Transferred Loans;

     (3) an Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit 3.2(b)(3) (the "Assignment and Assumption Agreement"), assigning Seller's interest in the Deposit Liabilities, the Equipment Leases and the Safe Deposit Contracts;

     (4) a promissory note and other documentation reasonably required by Buyer in connection with the Facilitating Loan;

     (5) consents from third persons that are required to effect the assignments set forth in the Assignment and Assumption Agreement;

     (6)  Seller's files and records related to the Transferred Loans;

     (7)  Seller's records related to the Deposit Liabilities assumed by Buyer;

     (8) immediately available funds in the net amount shown as owing to Buyer by Seller on the Pre-Closing Statement, if any;

     (9)  the Coins and Currency;

     (10) Seller's keys to the safe deposit boxes and Seller's records related to the safe deposit box business at the Branches;

     (11) such of the other Transferred Assets as shall be capable of physical delivery;

     (12) a certificate of a proper officer of Seller, dated as of the Closing Date, certifying to the fulfillment of all conditions which are the obligation of Seller and that all of the representations and warranties of Seller set forth in this Agreement remain true and correct in all material respects as of Effective Time;

     (13) a copy of resolutions of the Board of Directors and the sole shareholder of Seller approving the sale contemplated herein;

     (14) the Pre-Closing Statement;

     (15) the Power of Attorney;

     (16) such certificates and other documents as Buyer and its counsel may reasonably require to evidence receipt by Seller of all necessary regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement;

     (17) an affidavit of Seller certifying that Seller is not a "foreign person" as defined in the federal Foreign Investment in Real Property Tax Act of 1980;

     (18) such title insurance affidavits as may be reasonably required by the title insurance company (such affidavits shall not include indemnities unless necessary to obtain title insurance coverage for a Title Defect); and

     (19) the draft Internal Revenue Service Form 8594 required by Section 2.2(e) hereof.

It is understood that the items listed in items (6), (7), (9), (10) and (11) that relate to the McComb Branch, Findlay Branch and Ottawa Branch shall be delivered by surrendering occupancy of the Real Property as soon as the Branches have closed for business on the Closing Date.

     (c) At the Closing, subject to all the terms and conditions of this Agreement, Buyer shall execute and deliver to Seller:

     (1)  the Assignment and Assumption Agreement;

     (2)  the proceeds of the Facilitating Loan;

     (3) a certificate and receipt acknowledging the delivery and receipt of possession of the Transferred Assets and records referred to in this Agreement;

     (4) immediately available funds in the net amount shown as owing to Seller by Buyer on the Pre-Closing Statement, if any;

     (5) a certificate of a proper officer of Buyer, dated as of the Closing Date, certifying to the fulfillment of all conditions which are the obligation of Buyer and that all of the representations and warranties of Buyer set forth in this Agreement remain true and correct in all material respects as of the Effective Time;

     (6) a copy of a resolution of the Board of Directors of Buyer approving the purchase contemplated herein;

     (7) such certificates and other documents as Seller and its counsel may reasonably require to evidence the receipt by Buyer of all necessary regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement; and (8) the draft Internal Revenue Service Form 8594 required by Section 2.2(e) hereof.

     (d) All instruments, agreements and certificates described in this Section
3.2 shall be in form and substance reasonably satisfactory to the parties' respective legal counsel.

     Section 3.3. Post-Closing Adjustments.
     ------------ -------------------------

     (a) Not later than 30 days after the Effective Time (the "Post-Closing Statement Delivery Date"), Seller shall deliver to Buyer a statement dated as of the Effective Time reflecting the assets sold and assigned and the liabilities transferred and assumed hereunder (the "Post-Closing Statement"), including, but not limited to, the specific items described in Section 2.2(a)(1) through (5) above, as adjusted, together with a copy of Seller's calculation of the adjusted purchase price and amounts payable thereunder. Additionally, not later than five
(5) days after the Effective Time, Seller shall deliver to Buyer a final list of the Transferred Loans purchased, individually identified by account number. Seller shall afford Buyer and its accountants and attorneys the opportunity to review all work papers and documentation used by Seller in preparing the Post-Closing Statement. Within 15 days following the Post-Closing Statement Delivery Date (the "Adjustment Payment Date"), Seller and Buyer shall effect the transfer of any funds as may be necessary to reflect changes between the Pre-Closing Statement and the Post-Closing Statement and resulting changes in the purchase price, together with interest thereon computed from the Effective Time to the Adjustment Payment Date at the applicable Federal Funds Rate (as hereinafter defined).

     (b) In the event that a dispute arises as to the appropriate amounts to be paid to either party on the Adjustment Payment Date, each party shall pay to the other on such Adjustment Payment Date all amounts other than those as to which a dispute exists, and the disputed amounts shall be submitted to Spilman, Hills & Heidebrink Limited, Toledo, Ohio or other mutually acceptable independent certified public accountant (the "Neutral Auditor") within ten (10) days after the Adjustment Payment Date. Each party hereto agrees to execute, if requested by the Neutral Auditor, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditor shall be borne pro rata by Seller and Buyer in proportion to the allocation of the dollar amount of the disputed amounts between Buyer and Seller made by the Neutral Auditor such that the party with whom the Neutral Auditor, in the aggregate, agrees more closely pays a lesser proportion of the fees and expenses. The Neutral Auditor shall act as an arbitrator to determine, based solely on the provisions of this Section 3.3 and the presentations by Seller and Buyer, and not by independent review, only the resolution of the disputed amounts. The Neutral Auditor's resolution of such disputed amounts, which for each of the disputed amounts shall be within the range of values of the amount claimed by either party as to any of the disputed amounts, shall be made within thirty (30) days of the submission of the disputed amounts thereto, shall be set forth in a written statement delivered to Seller and Buyer and shall be deemed to be mutually agreed upon by Buyer and Seller for all purposes of this Agreement. Any disputed amounts retained by a party which are later found to be due to the other party by the Neutral Auditor shall be paid to such other party promptly with interest thereon from the Effective Time to the date paid at the applicable Federal Funds Rate.

     (c) The Federal Funds Rate shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds by federal funds brokers, as published for such day (or if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York.


                                   ARTICLE IV
                                   ----------
                                 INDEMNIFICATION
                                 ---------------

     Section 4.1. Seller's Indemnification of Buyer.
     ------------ ----------------------------------

     Subject to any limitations contained in this Agreement, Rurban shall indemnify, hold harmless and defend Buyer from and against (a) any breach by Seller of any representation, warranty or covenant of Seller contained herein, and (b) all claims, losses, liabilities, demands and obligations, including reasonable attorneys' fees and expenses, arising out of any acts or omissions of Seller prior to the Effective Time (other than proceedings to prevent or limit the consummation of this transaction) relating to Seller's operations at the Branches; and, except as otherwise provided in this Agreement, Seller shall further indemnify, hold harmless, and defend Buyer from and against all claims, losses, liabilities, demands and obligations, including reasonable attorneys' fees and expenses, real estate taxes, intangibles and franchise taxes, sales and use taxes, social security and unemployment taxes, all accounts payable, and operating expenses (including salaries, rents and utility charges) incurred by Seller, prior to the Effective Time and which are claimed or demanded on or after the Effective Time, or which arise out of any actions, suits or proceedings commenced on or after the Effective Time and which relate to Seller's operations or transactions at the Branches prior to the Effective Time.

     Section 4.2. Buyer's Indemnification of Seller.
     ------------ ----------------------------------

     Buyer shall indemnify, hold harmless, and defend Seller from and against
(a) any breach by Buyer of any representation, warranty or covenant of Buyer contained herein and (b) all claims, losses, liabilities, demands and obligations, including reasonable attorneys' fees and expenses, real estate taxes, intangibles and franchise taxes, sales and use taxes, social security and unemployment taxes, all accounts payable, and operating expenses (including salaries, rents and utility charges), which relate to Buyer's acts or omissions after the Effective Time and which involve the Transferred Assets or the liabilities assumed by Buyer pursuant to this Agreement.

     Section 4.3. Claims for Indemnity.
     ------------ ---------------------

     (a) A claim for indemnity under Section 4.1 or 4.2 of this Agreement may be made by the claiming party at any time prior to 18 months after the Effective Time, by the giving of written notice thereof to the other party. Such written notice shall set forth in reasonable detail the basis upon which such claim for indemnity is made. In the event that any such claim is made within the prescribed period, the indemnity relating to such claim shall survive until such claim is resolved. Claims not made within such period shall cease and no indemnity shall be made therefor.

     (b) In the event that any person or entity not a party to this Agreement shall make any demand or claim or file or threaten to file any lawsuit, which demand, claim or lawsuit may result in any liability, damage or loss to one party hereto of the kind for which such party is entitled to indemnification pursuant to Section 4.1 or 4.2 hereof, then, after written notice is provided by the indemnified party to the indemnifying party of such demand, claim or lawsuit, the indemnifying party shall have the option, at its cost and expense, to retain counsel for the indemnified party to defend any such demand, claim or lawsuit. In the event that the indemnifying party shall fail to respond within seven (7) calendar days after receipt of such notice of any such demand, claim or lawsuit, then the indemnified party may retain counsel and conduct the defense of such demand, claim or lawsuit as it may in its discretion deem proper, at the cost and expense of the indemnifying party. In effecting the settlement of any such demand, claim or lawsuit, an indemnified party shall act in good faith, shall consult with the indemnifying party and shall enter into only such settlement as the indemnifying party shall approve (the indemnifying party's approval will be implied if it does not respond within ten calendar days of its receipt of the notice of such settlement offer).

     Section 4.4. Limitations on Indemnification.
     ------------ -------------------------------

     Notwithstanding anything to the contrary contained in this Article IV, no indemnification shall be required to be made by either party until the aggregate amount of all such claims by a party exceeds $50,000; provided, however, that such limitation shall not apply to Buyer's or Seller's failure to pay the consideration due under Section 2.2 or Section 3.3. Once such aggregate amount exceeds $50,000, such party shall thereupon be entitled to indemnification for all amounts in excess of such $50,000. IN ADDITION, THE PARTIES SHALL HAVE NO OBLIGATIONS UNDER THIS ARTICLE IV FOR ANY CONSEQUENTIAL LIABILITY, DAMAGE OR LOSS THE INDEMNIFIED PARTY MAY SUFFER AS THE RESULT OF ANY DEMAND, CLAIM OR LAWSUIT.

                                    ARTICLE V
                                    ---------
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Except as otherwise disclosed in the particular Sections of this Article V, Seller hereby represents and warrants to Buyer as follows:

     Section 5.1. Corporate Organization.
     ------------ -----------------------

     Seller is an Ohio state-chartered bank duly organized, validly existing and in good standing under the laws of the State of Ohio. Seller has the corporate power and authority to carry on its business as currently conducted and to effect the transactions contemplated herein.

     Section 5.2. No Violation.
     ------------ -------------

     Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate or conflict with (i) Seller's articles or regulations; (ii) any material provision of any material agreement or any other material restriction of any kind to which Seller is a party or by which Seller is bound; (iii) any material statute, law, decree, regulation or order of any governmental authority; or (iv) any material provision which will result in a default under, or cause the acceleration of the maturity of, any material obligation or loan to which Seller is a party.

     Section 5.3. Corporate Authority.
     ------------ --------------------

     The consummation of the transactions contemplated herein have been duly authorized by the Board of Directors and the sole shareholder of Seller. No further corporate authorization is necessary for Seller to consummate the transactions contemplated hereunder.

     Section 5.4. Enforceable Agreement.
     ------------ ----------------------

     This Agreement has been duly executed and delivered by Seller and is the legal, valid and binding agreement of Seller, enforceable in accordance with its terms.

     Section 5.5. No Brokers.
     ----------- ------------

     All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller and Buyer, and there has been no participation or intervention by any other person, firm or corporation employed or engaged by or on behalf of Seller in such a manner as to give rise to any valid claim against Seller or Buyer for a brokerage commission, finder's fee or like commission, except for Austin Associates, LLC.

     Section 5.6. Personal Property.
     ------------ ------------------

     Seller owns, and will convey to Buyer at the Closing, all of Seller's right, title, and interest to all of the Personal Property free and clear of any mortgages, liens, security interests, pledges or other encumbrances. Such items are in good working order other than items that are not material or items that do not, in the aggregate, exceed $10,000 in value.

     Section 5.7. Real Property.
     ------------ --------------

     (a) Except as specifically set forth herein, Seller has no knowledge of any condemnation proceedings pending against the Real Property.

     (b) Except as specifically set forth herein or on Exhibit 5.7 hereto, Seller has not entered into any agreement regarding the Real Property, and to Seller's knowledge, the Real Property is not subject to any claim, demand, suit, lien, proceeding or litigation of any kind, pending or outstanding, which would materially affect or limit Buyer's use and enjoyment of the Real Property or which would materially limit or restrict Seller's right or ability to enter into this Agreement and consummate the sale and purchase contemplated hereby.

     (c) To Seller's knowledge, (i) no fact or condition exists which would result in the permanent termination or material impairment of access to the Real Property from adjoining public streets or highways or in the permanent discontinuance of necessary utilities services to the Real Property, and (ii) all sanitation, plumbing, refuse disposal, and similar facilities servicing the Branches are in material compliance with applicable governmental regulations.

     (d) No complaints have been received by Seller that Seller is in violation of applicable building, zoning, platting, subdivision, use, safety, building or similar laws, ordinances, regulations and restrictions with respect to the Real Property. To Seller's knowledge, there are no special or general assessments pending against or affecting the Real Property and, to Seller's knowledge, no public improvements have been recently made which would cause special or general assessments to be assessed against the Real Property. Except for any encroachment which does not materially affect the use or value of the premises:
(i) to Seller's knowledge, there is no encroachment upon the Real Property from any buildings or improvements, if any, located on the adjacent property; and
(ii) to Seller's knowledge, there is no encroachment by the Real Property upon any adjacent property or upon any easements with respect to the adjacent property. Except as set forth on Exhibit 5.7, there are no leases or other agreements by which any person possesses or has a right to possess all or any portion of the Real Property other than those described in this Agreement or exhibits to this Agreement. To Seller's knowledge, and except as disclosed by title insurance binder or by survey, there is no violation of any applicable building restriction or restrictive covenant. To Seller's knowledge, the Real Property is adequately serviced by all utilities necessary for effective operation as presently used for a financial institution office.

     (e) Seller is the owner in fee simple of the Real Property and has good and marketable title to the Real Property, subject to Permitted Encumbrances.

     Section 5.8. Condition of Property.
     ------------ ----------------------

     Subject to Buyer's rights under Section 2.10, the parcels of Real Property are sold "AS IS, WHERE IS," with no warranties or representations whatsoever, except as may be expressly represented or warranted in this Agreement.

     Section 5.9. Employees.
     ------------ ----------

     Except as set forth on Exhibit 5.9 hereto, no Employee is a party to any collective bargaining, employment, severance, termination, or change of control agreement, formal or informal, oral or written, or represented under any collective bargaining agreement relating to employment with Seller. Seller is unaware of any efforts during the past three years to unionize or organize the employees of the Branches. Seller has provided to Buyer a true and correct list of any and all bonus or incentive or other compensation arrangements or commitments, other than benefits plans applicable to all Seller employees, for the employees of the Branches individually or as a group. Buyer agrees to keep such information in strictest confidence and to confine knowledge of such information to those of its officers, personnel and representatives who have a need to know such information in connection with the performance of their duties.

     Section 5.10. Environmental Matters.
     ------------- ----------------------

     Except as previously disclosed to Buyer in writing or as disclosed in the environmental studies, reports and audits delivered to Buyer pursuant to Section 2.11(a) or as disclosed by investigations and tests performed by Buyer pursuant to Section 2.11(b), to the actual knowledge of the executive officers of Seller, and without any investigation by such officers:

     (a) The Real Property is, in all material respects, in compliance with all applicable federal, state, local or municipal statutes, ordinances, laws and regulations and all orders, rulings or other decisions of any court, administrative agency or any other governmental authority relating to the protection of the environment.

     (b) The Real Property is free of friable asbestos.

     (c) During Seller's ownership and operation, no part of the Real Property has been used for the manufacture, handling, storage or disposal of Hazardous Substances, except in compliance with Environmental Laws.

     (d) Except as disclosed in writing to Buyer, the Real Property does not contain, nor to the knowledge of Seller, have they ever contained, an underground storage tank.

     (e) There is no action, suit, investigation, inquiry, or other proceeding, ruling, order or citation involving Seller, pending, threatened or previously asserted as a result of any actual or alleged failure to comply with any requirement of any Environmental Laws with respect to the Real Property.

     (f) Seller has not received notice that, with respect to the Real Property, Seller is an "owner" or "operator" of a "facility" as those terms are defined in
Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C.A. ss. 9601 ("CERCLA").

For purposes of this Section 5.10, "Hazardous Substances" has the meaning defined in Section 9601 of CERCLA; and "Environmental Laws" mean all laws, ordinances, rules and regulations that: (i) regulate waste management, including the containment, storage, handing, transportation, disposal, or management of Hazardous Substances; (ii) regulate or prescribe requirements for air, water or soil quality; (iii) protect the environment; or (iv) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substances.

     Section 5.11. Deposit Liabilities.
     ------------- --------------------

     No selection procedures believed to be adverse to Buyer have been utilized by Seller in selecting the Deposit Liabilities. The Deposit Liabilities are insured by the FDIC to the fullest extent permitted by federal law and no action is pending or has been threatened by the FDIC against Seller with respect to the termination of such insurance. To Seller's knowledge, the Deposit Liabilities
(i) are in all respects genuine and enforceable obligations of Seller and have been acquired and maintained in full compliance with all applicable laws, including (but not limited to) the Truth in Savings Act and regulations promulgated thereunder; (ii) were acquired in the ordinary course of Seller's business; and (iii) are not subject to any claims with respect to such Deposit Liabilities that are superior to the rights of persons shown on the records delivered to Buyer indicating the owners of the Deposit Liabilities other than claims against such owners of the Deposit Liabilities, such as state and federal tax liens, garnishments and other judgment claims, which have matured or may mature into claims against the respective Deposit Liabilities.

     Section 5.12. Books, Records, Documentation, Etc.
     ------------- -----------------------------------

     The books and records of the Branches are correct, accurate and complete, in all material respects, have been maintained in a consistent and a customary manner, and are in material compliance with all applicable federal and state laws and regulations and customary banking practices. The deposit- and lending-related forms, notices, statements and related documentation, as well as Seller's policies, procedures and practices with respect thereto, used in connection with the Transferred Assets and the Deposit Liabilities comply in all material respects with applicable federal and state laws and regulations and customary banking practices; except where failure to comply will not have a material adverse effect upon the Buyer's realization of the benefits of the Transferred Assets or Deposit Liabilities.

     Section 5.13. Litigation.
     ------------ ------------

     Except as set forth on Exhibit 5.13 hereto, there are no actions, causes of action, claims, suits or proceedings, pending or, to Seller's knowledge, threatened, against Seller relating to the Branches or materially affecting the Branches, whether at law, in equity or before or by a governmental department, commission, board, bureau, agency or instrumentality. For purposes of this section, claims will be considered to materially affect the Branches if the aggregate amount of such claims exceeds $10,000.

     Section 5.14. Contracts and Agreements.
     ------------- -------------------------

     Seller has delivered a true and complete copy of each contract or other written agreement described in Section 2.2(b) that is to be assumed by Buyer, all of which are listed on Exhibit 2.2(b) hereto. Each such contract or other written agreement is valid and enforceable according to its terms and Seller is not in default thereunder and there has been no event which, with notice or the lapse of time, or both, would constitute a default under any such contract or other written agreement by Seller.

     Section 5.15. Tax Matters.
     ------------- ------------

     Seller has complied with the requirements of the Internal Revenue Service regarding taxpayer identification number certification, interest information reporting and backup withholding of interest payable in connection with Deposit Liabilities. Seller has filed all federal, state, county, local and foreign tax returns, including information returns, required to be filed by it in connection with the operation of the Branches, and paid all taxes owed by it, including those with respect to withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns or assessments received by it are delinquent. Seller has paid all taxes which it is required to withhold from amounts owing to employees, creditors, holders of Deposit Liabilities, or other third parties. For all completed years, Seller has duly and timely sent to each holder of Deposit Liabilities a Form 1099 (or a substitute form permitted by law) relating to interest, earnings or dividends paid on such accounts for those periods.

     Section 5.16 Compliance with Law.
     ------------ --------------------

     Seller has complied, in all material respects, with all applicable laws, ordinances, rules, administrative interpretations, regulations, orders, writs, injunctions, directives, judgments, decrees, policies, administrative or judicial doctrines, guidelines or other requirements ("Applicable Laws"), including, without limitation, the fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting and every other prohibition against unlawful discrimination in or governing consumer credit, and also including, without limitation, the Consumer Credit Reporting Act, Equal Credit Opportunity Act of 1975 and Regulation B, Fair Credit Reporting Act, Truth-in-Lending Law, in particular, Regulation Z as amended, the Flood Disaster Protection Act of 1973, the Real Estate Settlement Procedures Act of 1974 and Regulation X and state consumer credit codes and laws; except where Seller's failure to comply will not have a material adverse effect upon Buyer's realization of the benefits of the Transferred Assets or Deposit Liabilities, and except that Seller does not make any representation or warranty as to the creditworthiness of the obligors or guarantors thereunder, or the value or adequacy of the collateral associated therewith.

     Section 5.17. Transferred Loans.
     ------------- ------------------

     The full original principal amount of each Transferred Loan (net of any discounts) has been fully advanced or disbursed to the borrower named therein, there is no requirement for future advances, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been satisfied; except where the terms of the Transferred Loans have not required advances or disbursements and except for future advances or commitments documented as part of the terms of the Transferred Loans. All costs, fees and expenses incurred in making, closing or recording the Transferred Loan were paid, and the borrower is not entitled to a refund in respect of any amounts so paid. There is no obligation on the part of Seller to make supplemental payments in addition to those made by the borrower.

     Section 5.18. Limitation and Survival of Representations and Warranties.
     ------------- ----------------------------------------------------------

         The foregoing representations and warranties shall survive the Effective Time for a period of 18 months, except as otherwise specifically herein provided. EXCEPT AS MAY BE EXPRESSLY REPRESENTED OR WARRANTED IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER WITH REGARD TO ANY ASSET BEING TRANSFERRED TO BUYER OR ANY LIABILITY OR OBLIGATION BEING ASSUMED BY BUYER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES WITH RESPECT TO MERCHANTABILITY, FITNESS, TITLE, ENFORCEABILITY, COLLECTIBILITY, DOCUMENTATION OR FREEDOM FROM LIENS OR ENCUMBRANCES (IN WHOLE OR IN PART).


                                   ARTICLE VI
                                   ----------
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

     Except as otherwise specifically herein provided, Buyer hereby represents and warrants to Seller as follows:

     Section 6.1. Corporate Organization.
     ------------ -----------------------

     Buyer is a federally-chartered savings bank, duly organized, validly existing and in good standing under the laws of the United States. Buyer has the corporate power and authority to carry on the business being acquired, to assume the liabilities being transferred and to effect the transactions contemplated herein.

     Section 6.2. No Violation.
     ------------ -------------

         Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate or conflict with (i) the charter or bylaws of Buyer; (ii) any material provision of any material agreement or any other material restriction of any kind to which Buyer is a party or by which Buyer is bound; (iii) any material statute, law, decree, regulation or order of any governmental authority; or (iv) any material provision which will result in a default under, or cause the acceleration of the maturity of, any material obligation or loan to which Buyer is a party.

     Section 6.3. Corporate Authority.
     ------------ -------------------

     The consummation of the transactions contemplated herein have been duly authorized by the Board of Directors of Buyer. No further corporate authorization on the part of Buyer is necessary to consummate the transactions contemplated hereunder.

     Section 6.4. Enforceable Agreement.
     ------------ ----------------------

     This Agreement has been duly executed and delivered by Buyer and is the legal, valid and binding agreement of Buyer, enforceable in accordance with its terms.

     Section 6.5. No Brokers.
     ------------ -----------

     All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer and Seller and there has been no participation or intervention by any other person, firm or corporation employed or engaged by or on behalf of Buyer in such a manner as to give rise to any valid claim against Seller or Buyer for a brokerage commission, finder's fee or like commission, except for Keefe, Bruyette and Woods, Inc.

     Section 6.6. Litigation.
     ------------ -----------

     There are no actions, causes of action, claims, suits or proceedings, pending or, to Buyer's knowledge, threatened, by or against or affecting Buyer in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

     Section 6.7. Survival of Representations and Warranties.
     ------------ -------------------------------------------

     The foregoing representations and warranties shall survive the Effective Time for a period of 18 months.

                                   ARTICLE VII
                                   -----------
            OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE TIME
            --------------------------------------------------------

     Section 7.1. Full Access.
     -----------  -----------

     Seller shall afford to the officers and authorized representatives of Buyer, upon prior notice and subject to Seller's normal security requirements, access to the Employees, properties, books and records pertaining to the Branches, specifically including but not limited to all books and records relating to the Deposit Liabilities, the Transferred Loans and the Real Property in order that Buyer may have full opportunity to make reasonable investigations and to engage in operational planning, at reasonable times, without interfering with the normal business and operations of the Branches or the affairs of Seller relating to the Branches. Seller will cooperate with Buyer to the extent reasonably requested and legally permissible to provide Buyer with information about the Employees; provided, however, that Buyer shall not extend any offers of employment or otherwise announce or notify the Employees of Buyer's intentions regarding the Employees who will be offered employment by Buyer until after receipt of all necessary regulatory approvals of the transactions contemplated by this Agreement. Nothing in this Section 7.1 shall require Seller to breach any obligation of confidentiality or to reveal any proprietary information, trade secrets or marketing or strategic plans. Records, including credit information relating to the Transferred Loans, will be made available for review by Buyer after the execution of this Agreement. It is understood that certain of Seller's records may be available only in the form of photocopies, film copies, or other non-original and non-paper media.

     Section 7.2. Delivery of Magnetic Media Records.
     ------------ -----------------------------------

     Seller shall prepare or cause to be prepared at its expense and make available to Buyer at Seller's data processing center or other reasonably convenient location magnetic media records in Seller's field format as soon as possible and in any event not later than 60 calendar days after the execution of this Agreement and further shall make available to Buyer such records updated monthly and as of the Closing Date. Such updated records shall be made available at such time after the Closing Date as agreed to by the parties.

     Section 7.3. Application for Approval.
     ------------ -------------------------

     Within 21 calendar days following the execution of this Agreement, Buyer shall prepare and file applications required by law with the appropriate regulatory authorities for approval to purchase and assume the aforesaid assets and liabilities and to effect in all other respects the transactions contemplated herein. Buyer agrees to process such applications in a diligent manner and on a priority basis and to provide Seller promptly with a copy of such applications as filed (except for any confidential portions thereof) and all material notices, orders, opinions, correspondence and other documents with respect thereto, and to use its best efforts to obtain all necessary regulatory approvals. On the date hereof, Buyer knows of no reason why such applications should not receive all such approvals. Buyer shall promptly notify Seller upon receipt by Buyer of notification that any application provided for hereunder has been accepted or denied. Seller shall provide such assistance and information to Buyer as shall be reasonably necessary for Buyer to comply with the requirements of the applicable regulatory authorities.

     Section 7.4. Conduct of Business; Maintenance of Properties.
     ------------ -----------------------------------------------

     From the date hereof until the Effective Time, Seller covenants that it will:

     (a) carry on, or cause to be carried on, the business of the Branches substantially in the same manner as on the date hereof, use all commercially reasonable efforts to preserve intact its current business organization and preserve its business relationships with depositors, customers and others having business relationships with it and whose accounts will be transferred to Buyer; provided, however, that Seller need not, in its sole discretion, advertise or promote new or substantially new customer services in the principal market area of the Branches;

     (b) cooperate with and assist Buyer in assuring the orderly transition of the business of the Branches to Buyer from Seller; and

     (c) maintain the Real Property and the Personal Property in their current condition, ordinary wear and tear excepted.

     Section 7.5. No Solicitation by Seller.
     ------------ --------------------------

     After the execution of this Agreement, Seller will take commercially reasonable steps to avoid causing customers of the Branches to transfer all or part of their deposit or loan business from the Branches. For a period of 24 months after the Closing Date, neither Seller nor any of Seller's affiliates will operate any branch facility, loan production office or automated teller machine at any location within Hancock or Putnam Counties, Ohio; except that Seller or its affiliate may operate an office to "work out" the loans retained by Seller and other loans received from an affiliate of Seller.

     Section 7.6. Further Actions.
     ------------ ----------------

     Each party hereto shall execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement. Included in such actions shall be the execution and delivery of additional powers of attorney and such other documents and instruments as shall be prepared and reasonably requested by Buyer to transfer the Transferred Loans and all collateral related thereto. Such assistance will be provided to Buyer without costs for Seller's personnel for a period of at least 12 months after the Closing Date.

     Section 7.7. Fees and Expenses.
     ------------ ------------------

     Subject to the provisions of Section 10.3 and except as provided in this
Section 7.7, Buyer shall be responsible for the costs of all title examinations, surveys, environmental investigation costs, its own attorneys' and accountants' fees and expenses, recording costs, transfer fees, sales and use and other transfer taxes, regulatory applications and other expenses arising in connection therewith as well as all costs and expenses associated with the transfer or perfection of any security interests or liens securing Transferred Loans transferred hereunder. Seller shall pay the costs of real estate transfer charges. Seller shall be responsible for its own attorneys' and accountants' fees and expenses related to this transaction, including, without limitation, fees owed to Austin Associates, LLC. Seller shall make no charge to Buyer for Seller's personnel assigned to transition matters hereunder.

     Section 7.8. Breaches with Third Parties.
     ----------- -----------------------------

     If the assignment of any material claim, contract, license or commitment (or any material claim or right or any benefit arising thereunder) without the consent of a third party would constitute a breach thereof or materially affect the rights of Buyer or Seller thereunder, Seller shall list such claim, contract, license or commitment on Exhibit 7.8 hereto and shall use commercially reasonable efforts to obtain the necessary consent. If such consent cannot be obtained, Seller shall subcontract such contract or license to Buyer, if possible, or retain such contract or license.

     Section 7.9. Operations.
     ----------- ------------

     Notwithstanding the foregoing, between the date of this Agreement and the Effective Time, except as set forth on Exhibit 7.9 hereto or as may be otherwise required by regulatory authority, Seller shall not without the prior consent of Buyer, which consent shall not be unreasonably withheld:

     (a) engage or participate in any material transaction or incur or sustain any obligation which is material to the business, condition or operation of the Branches;

     (b) transfer to Seller's other operations or affiliates any material amount of Transferred Assets, except for (i) supplies, if any, which have a unique function in Seller's business and ordinarily would not be useful to Buyer, (ii) cash and other normal intrabank transfers which may be transferred in the ordinary course of business in accordance with normal banking practices and
(iii) signs, or those parts thereof, bearing the name and/or logo of Seller or any of Seller's affiliates;

     (c) except in the ordinary course of business at the unsolicited request of depositors (i) transfer to Seller's other operations or to Seller's affiliates any Deposit Liabilities or (ii) cause or permit any of Seller's other operations or affiliates to transfer to the Branches any Deposit Liabilities;

     (d) invest in any fixed assets on behalf of any Real Property except for replacements of furniture, furnishings and equipment and normal maintenance and refurbishing purchased or made in the ordinary course of business;

     (e) enter into, amend or renew any continuing contract (other than Deposit Liabilities and loans) relating exclusively to the Branches, which cannot be terminated without cause or without payment of any amounts as a penalty, bonus, premium or other compensation for termination, or which is not made in the ordinary course of business;

     (f) undertake any actions which are inconsistent with a program to use all reasonable efforts to maintain good relations with customers and with employees employed at the Branches, unless such actions are required or permitted by this Agreement;

     (g) hire into a Branch (other than to replace a departing employee and/or to bring the number of employees at the Branch to normal staffing levels), transfer or reassign any employee of the Branches (other than within the group of Branches and other than openings with Seller or any of Seller's affiliates for which an employee has applied or posted);

     (h) increase the compensation of any employee of the Branches, or promote any of the employees, except where any such action is pursuant to and consistent with customary procedures and policies of Seller (including annual salary increases effective on or about April 1, 2003 and which will not exceed 5%);

     (i) make any material change to its customary policies for setting rates on deposits offered at the Branches;

     (j) amend or modify any of its promotional, deposit account, or loan practices at the Branches other than amendments or modifications in the ordinary course of business. Seller shall administer the Transferred Loans in accordance with its past standards and practices and in accordance with applicable laws and regulations and terms of the loan documents;

     (k) except as set forth in Exhibit 5.9, enter into any employment, severance, termination, or change in control contracts or understandings with the employees of the Branches;

     (l) reduce the service charges on any deposit product or fee-based product (e.g., money orders, cashier's checks) unless such reduction is implemented generally in Seller's other branches;

     (m) lease any space in the Real Property;

     (n) until the Effective Time, fail to maintain and update its general ledger on a basis consistent with its past accounting practices;

     (o) undertake any actions which would result in a Title Defect or fail to take any action to remove or cure a Title Defect caused by Seller after the date hereof;

     (p) modify in any materially adverse manner the terms or conditions of any Transferred Loan with an outstanding balance that is greater than or equal to $100,000, except renewals or extensions of Transferred Loans in the ordinary course of business; or

     (q) originate any new loan in an amount greater than or equal to $100,000 if such loan will be included as a Transferred Loan.

     Section 7.10. Destruction and Condemnation.
     ------------- -----------------------------

     If any Real Property is damaged or destroyed or condemned between the date hereof and the Closing Date, unless Seller has repaired or replaced the damage or destroyed property, Buyer may elect either not to acquire the Real Property and the related Transferred Assets or, at the discretion of Buyer, acquire the Real Property and require Seller to deliver to Buyer any insurance proceeds, condemnation proceeds or other payment with respect to the Real Property.

     Section 7.11. Insurance.
     ------------- ----------

     As of the Effective Time, Seller will discontinue its insurance coverage maintained in connection with the Real Property and the activities conducted thereon. Buyer shall be responsible for all insurance protection for the Real Property and the activities conducted thereon immediately following the Effective Time. Seller shall bear the risk of loss until the Effective Time, and Buyer shall bear the risk of loss thereafter.

     Section 7.12. Public Announcements.
     ------------- ---------------------

     Seller and Buyer agree that from the date hereof, neither shall make any public announcement or public comment, regarding this Agreement or the transactions contemplated herein, without first consulting with the other party hereto and reaching an agreement upon the substance and timing of such announcement or comment.

     Section 7.13. Tax Reporting.
     ------------- --------------

     Seller shall comply with all tax reporting obligations in connection with Transferred Assets and liabilities on or before the Effective Time, and Buyer shall comply with all tax reporting obligations with respect to the Transferred Assets and liabilities after the Effective Time.

     Section 7.14. Transitional Matters.
     ------------- ---------------------

     Seller shall use its commercially reasonable efforts to cooperate with Buyer to assure an orderly transition of ownership of the Transferred Assets and Transferred Loans and responsibility for the liabilities, including the Deposit Liabilities, assumed by Buyer hereunder. As soon as practicable following the date of this Agreement, but in no event later than 30 calendar days after the date of this Agreement, Buyer shall provide Seller with a draft of a detailed transition plan covering operational aspects of the transition, including methods for the transmission of data and records. If Seller does not accept any part or all of such plan, it must notify Buyer in writing within 15 calendar days after receiving such draft transition plan from Buyer, whereupon the parties agree to use their best efforts to agree upon a mutually acceptable transition plan as soon as possible, but in no event later than 60 calendar days after the date of this Agreement. Seller shall use its commercially reasonable efforts to cooperate fully with Buyer in implementing such transition plan.

     Section 7.15. No Solicitation by Buyer.
     ------------- -------------------------

     Prior to the Effective Time, Buyer shall not knowingly solicit, either directly or indirectly, any of the deposit or loan customers of Seller to become customers of Buyer or any of its subsidiaries or affiliates, provided that a general solicitation by Buyer which is not specifically targeted to customers of Seller shall not be deemed to be a breach of this Section. For purposes hereof, "knowingly" shall mean the actual knowledge of Buyer and its directors, officers, employees and agents who are aware of the existence of this Agreement and the prohibition set forth in this Section 7.15. In addition to any other remedies available to Buyer at law or in equity, if any breach by Buyer of this
Section 7.15 results in the transfer of any Deposit Liabilities from Seller to Buyer, then the amount of the Deposit Liabilities so transferred shall be included in the total amount of Deposit Liabilities for purposes of calculating the deposit premium under Section 2.2(a)(3) hereof.


                                  ARTICLE VIII
                                  ------------
                        CONDITIONS TO BUYER'S OBLIGATIONS
                        ---------------------------------

     The obligation of Buyer to complete the transactions contemplated in this Agreement is conditioned upon fulfillment, on or before the Closing Date, of each of the following conditions:

     Section 8.1. Representations and Warranties True.
     ------------ ------------------------------------

     The representations and warranties made by Seller in this Agreement shall be true in all material respects on and as of the Effective Time as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Buyer.

     Section 8.2. Obligations Performed.
     ------------ ---------------------

     Seller shall (a) deliver or make available to Buyer those items required by
Section 3.2(b) hereof, and (b) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Time.

     Section 8.3. No Proceedings.
     ------------ ---------------

     Since the date of this Agreement, there shall not have been commenced or threatened against Buyer or Seller any action, suit or proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement or (b) that may have a material adverse affect on the transactions contemplated by this Agreement.

     Section 8.4. Regulatory Approval.
     ------------ --------------------

     (a) Buyer shall have received all necessary regulatory approvals of the transactions contemplated by this Agreement, all notice and waiting periods required by law to pass shall have passed, no proceeding to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened, and any conditions of any regulatory approval shall have been met.

     (b) Such approvals shall not have imposed any condition which is materially disadvantageous or burdensome to Buyer; provided, however, that capital enhancements shall not be considered to be materially disadvantageous or burdensome to Buyer.

     Section 8.5. Agreement with RDSI.
     ------------ --------------------

     Buyer and RDSI shall have entered into an agreement on commercially reasonable terms regarding RDSI's provision of data processing services to Buyer at the Real Property for a time not to exceed six (6) months after the Effective Time.


                                   ARTICLE IX
                                   ----------
                       CONDITIONS TO SELLER'S OBLIGATIONS
                       ----------------------------------

     The obligation of Seller to complete the transactions contemplated in this Agreement is conditioned upon fulfillment, on or before the Closing Date, of each of the following conditions:

     Section 9.1. Representations and Warranties True.
     ------------ ------------------------------------

     The representations and warranties made by Buyer in this Agreement shall be true in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Seller.

     Section 9.2. Obligations Performed.
     ------------ ----------------------

     Buyer shall (a) deliver to Seller those items required by Section 3.2(c) hereof, and (b) have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Time.

     Section 9.3. No Proceedings.
     ------------ ---------------

     Since the date of this Agreement, there shall not have been commenced or threatened against Buyer or Seller any action, suit or proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement or (b) that may have a material adverse affect on the transactions contemplated by this Agreement.

     Section 9.4. Regulatory Approval.
     ------------ --------------------

     (a) Seller shall have received all necessary regulatory approvals of the transactions contemplated by this Agreement, all notice and waiting periods required by law to pass shall have passed, no proceeding to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened, and any conditions of any regulatory approval shall have been met.

     (b) Such approvals or Buyer's corresponding regulatory approvals shall not have imposed any condition which is materially disadvantageous or burdensome to Seller.


                                    ARTICLE X
                                    ---------
                                   TERMINATION
                                   -----------

     Section 10.1. Methods of Termination.
     ------------- -----------------------

         This Agreement may be terminated in any of the following ways:

     (a) by either Buyer or Seller, in writing five calendar days in advance of such termination, if the Closing has not occurred by June 30, 2003, and such failure to close the transactions contemplated by this Agreement has not been caused by a breach of this Agreement by the terminating party;

     (b) at any time on or prior to the Effective Time by the mutual consent in writing of Seller and Buyer;

     (c) by Seller in writing if the conditions set forth in Article IX of this Agreement shall not have been met by Buyer or waived in writing by Seller prior to the Closing Date;

     (d) by Buyer in writing if the conditions set forth in Article VIII of this Agreement shall not have been met by Seller or waived in writing by Buyer prior to the Closing Date;

     (e) any time prior to the Effective Time, by Buyer or Seller in writing if the other shall have been in breach of any representation and warranty in any material respect (as if such representation and warranty had been made on and as of the date hereof and on the date of the notice of breach referred to below) or in breach of any covenant, undertaking or obligation contained herein, and such breach has not been cured by the earlier of 30 calendar days after the giving of notice to the breaching party of such breach or the Effective Time; provided, however, that there shall be no cure period in connection with any breach of
Section 7.3 hereof, so long as such breach by Buyer was not caused by any action or inaction of Seller, and Seller may terminate this Agreement immediately if regulatory applications are not filed within 21 calendar days after the date of this Agreement as provided in that section; or

     (f) by Seller in writing at any time after any applicable regulatory authority has denied approval of any application of Buyer for approval of the transactions contemplated herein.

     Section 10.2. Procedure Upon Termination.
     ------------- ---------------------------

     In the event of termination pursuant to Section 10.1 hereof, and except as otherwise stated therein, written notice thereof shall be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice unless an extension is consented to by the party having the right to terminate. If this Agreement is terminated as provided herein:

     (a) each party will return Confidential Information (as defined in Section
11.1 hereof) of the other party, including photocopies or other duplications or summaries thereof, to the other party;

     (b) the provisions of Article XI and this Section 10.2 shall survive the termination of this Agreement;

     (c) Buyer will not knowingly solicit, either directly or indirectly, for employment any employee of Seller for a period of one year after the termination of this Agreement without the prior written consent of Seller, provided that a general solicitation by Buyer that is not specifically targeted to employees of the Seller shall not be deemed to be a breach of this Section 10.2; and

     (d) each party will pay its own expenses, except as provided in Section
10.3 hereof.

     Section 10.3. Payment of Expenses.
     ------------- --------------------

     Should the transactions contemplated herein not be consummated because of a party's breach of this Agreement, in addition to such damages as may be recoverable at law or in equity, the other party shall be entitled to recover from the breaching party upon demand, itemization and documentation, its reasonable outside legal, accounting, consulting and other out-of-pocket expenses.

                                   ARTICLE XI
                                   ----------
                            CONFIDENTIAL INFORMATION
                            ------------------------

     Section 11.1. Definition of Confidential Information.
     ------------- ---------------------------------------

     (a) As used in this Agreement, the term "Confidential Information" shall include any of the following information of Seller or Buyer that has been or may hereafter be disclosed in writing, orally, electronically, digitally or in any other medium, or otherwise made available by observation, inspection or otherwise by either party or its representatives (collectively, a "Disclosing Party") to the other party or its representatives (collectively, a "Receiving Party"): (i) the whole or any portion or phase of any data or information relating to Disclosing Party's products, technologies, processes or techniques relating to its businesses, whether or not copyrighted, patented or patentable,
(ii) business plans, marketing concepts, marketing and sales information of the Disclosing Party; (iii) financial information, budgets or projections regarding the Disclosing Party; (iv) financial, pricing and/or credit information regarding customers, distributors or vendors of the Disclosing Party; (v) a listing of names, addresses or telephone numbers of customers or clients of the Disclosing Party; (vi) internal corporate policies and procedures of the Disclosing Party; (vii) any other information designated as a "Trade Secret" or "Confidential" by the Disclosing Party at the time of its disclosure to the Receiving Party; (viii) any other information of the Disclosing Party otherwise falling within the definition of a "Trade Secret" pursuant to the Uniform Trade Secrets Act; and (ix) any and all analyses, compilations, studies or other documents or records prepared by the Receiving Party which are derived from or based upon other Confidential Information of the Disclosing Party. Confidential Information shall also include information which has been disclosed to the Receiving Party by a third party which would otherwise fall within the foregoing categories and with respect to which the Receiving Party owes a duty of confidentiality.

     (b) Notwithstanding Section 11.1(a) above, the term "Confidential Information" does not include information which (i) the Receiving Party can establish was already in its possession at the time of receipt from the Disclosing Party, provided that such information was lawfully obtained by the Receiving Party and is not known by the Receiving Party to be subject to another confidentiality agreement with, or other obligation of secrecy to, the Disclosing Party or another party, (ii) becomes generally available to the public other than as a result of a disclosure by the Receiving Party, or (iii) becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party, provided that such source is not known by the Receiving Party to be bound by a confidentiality agreement with or other obligation of secrecy to the Disclosing Party or another person.

     Section 11.2. Use of Confidential Information.
     ------------- --------------------------------

     (a) Each Receiving Party hereby agrees that it will use the Confidential Information solely for the purpose of evaluating, negotiating and consummating the transactions contemplated by this Agreement, and will keep the Confidential Information confidential at all times; provided, however, that (i) any Confidential Information may be disclosed to those employees and representatives of the Receiving Party who need to know such information for the purpose of assisting in evaluating, negotiating and consummating the transactions contemplated by this Agreement (it being understood and agreed that such representatives (A) will be informed of the confidential nature of the Confidential Information and the obligation of confidentiality undertaken by the Receiving Party under this Agreement, and (B) shall be directed to treat the Confidential Information confidentially in accordance with the provisions of this Agreement), (ii) any disclosure may be made to which the Disclosing Party consents in writing, and (iii) any disclosure required by applicable law or legal proceedings may be made, subject to compliance with Section 11.3 hereof.

     (b) From and after the Closing, the provisions of Section 11.2(a) above shall not apply to or restrict in any manner Buyer's use of any Confidential Information of the Seller relating to the Transferred Assets or the Deposit Liabilities and other liabilities assumed by Buyer pursuant to this Agreement.

     Section 11.3. Legal Proceedings.
     ------------- ------------------

     Notwithstanding any provision of this Agreement to the contrary, in the event that a Receiving Party is requested or required in a judicial, administrative or governmental proceeding to disclose any Confidential Information, the Receiving Party will, unless prohibited by law, provide the Disclosing Party with prompt written notice of such request and all related proceedings so that the Disclosing Party may seek an appropriate protective order or waive its compliance with the confidentiality provisions of this Agreement. If, as a result of any such request or requirements, the Receiving Party is, in the opinion of its counsel, compelled to disclose Confidential Information to any tribunal or else stand liable for contempt or other censure or penalty, the Receiving Party may disclose such Confidential Information to such tribunal without liability hereunder provided that it complies with the notice provisions of this Section 11.3.

     Section 11.4. Remedies for Breach.
     ------------- --------------------

     Each Receiving Party acknowledges and agrees that great loss and irreparable damage would be suffered by the Disclosing Party if the Receiving

Party breaches any of the covenants or agreements set forth in this Article XI. Each Receiving Party acknowledges and agrees that money damages would not be a sufficient remedy for any breach or threatened breach of this Article XI, and the Disclosing Party shall be entitled to enforce the provisions of this Article XI by specific performance and injunctive relief. Such remedies shall not be deemed to be the exclusive remedies for a breach or threatened breach of this
Article XI, but shall be in addition to all remedies available at law or in equity to the Disclosing Party, including, without limitation, the recovery of damages. Each Receiving Party further acknowledges and agrees that each such covenant and agreement is reasonable and necessary in order to protect and preserve the legitimate business interests of the Disclosing Party. If a court of competent jurisdiction finds that a Receiving Party has violated this Article XI, this Article XI shall authorize such court, in its discretion, to include in its award of damages to the Disclosing Party the amount of the costs and expenses (including without limitation reasonable attorneys fees) reasonably incurred by the Disclosing Party in connection with the enforcement of this
Article XI.


                                   ARTICLE XII
                                   -----------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     Section 12.1. Notification of Occurrences.
     ------------- ----------------------------

     At all times from the date of this Agreement until the Closing, each party shall promptly notify the other of the occurrence of any event or the failure of any event to occur that might reasonably be expected to result in a breach of or a failure to comply with any representation, warranty, covenant, condition or agreement contained in this Agreement or of the commencement of any action, suit, proceeding or investigation against it.

     Section 12.2. Amendment and Modification.
     ------------- ---------------------------

     The parties hereto, by mutual consent, may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

     Section 12.3. Waiver or Extension.
     ------------- --------------------

     Except with respect to required approvals of the applicable governmental authorities, either party, by written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party and may waive (a) any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) compliance with any of the undertakings, obligations, covenants or other acts contained herein.

     Section 12.4. Assignment.
     ------------- -----------

     This Agreement and all of the provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other.

     Section 12.5. Addresses for Notices, Etc.
     ------------- ---------------------------

     All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) deposited in the United States Mail if sent by registered or certified mail, return receipt requested, (c) sent by facsimile (with electronic confirmation of receipt), provided that a copy is mailed by registered or certified mail, return receipt requested, or (d) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses or facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other party):

       If to Seller, to:                RFC Banking Company
                                        c/o Rurban Financial Corp.
                                        401 Clinton Street
                                        Defiance, Ohio  43512
                                        Attention:  Hank Thiemann
                                        Facsimile Number:  419-424-8111

       with a copy to:                  Vorys, Sater, Seymour and Pease LLP
                                        52 E. Gay Street
                                        Columbus, Ohio  43215
                                        Attn: Charles S. DeRousie
                                        Facsimile Number: 614-719-4687

       If to Buyer, to:                 First Federal Bank of the Midwest
                                        601 Clinton Street
                                        Defiance, Ohio 43512
                                        Attn: William J. Small
                                        Facsimile Number: 419-782-5145

       with a copy to:                  Vorys, Sater, Seymour and Pease LLP
                                        Suite 2000
                                        221 East Fourth Street
                                        Cincinnati, Ohio 45202
                                        Attn:  Terri R. Abare
                                        Facsimile Number:  513-852-7810

     Section 12.6. Counterparts.
     ------------- -------------

     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 12.7. Headings.
     ------------- ---------

     The headings of the articles and sections of this Agreement are inserted for convenience only and shall not constitute a part thereof.

     Section 12.8. Governing Law.
     ------------- --------------

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio.

     Section 12.9. Sole Agreement.
     ------------- ---------------

     This Agreement and the exhibits and attachments hereto represent the sole agreement between the parties hereto respecting the transactions contemplated hereby and all prior or contemporaneous written or oral proposals, agreements in principle, representations, warranties and understandings between the parties with respect to such matters are superseded hereby and merged herein.

     Section 12.10. Parties In Interest.
     -------------- --------------------

     Nothing in this Agreement, express or implied, expressly including, without limiting the generality of the foregoing in any way, the provisions of Section
2.6 hereof, is intended or shall be construed to confer upon or give to any person (other than the parties hereto, their successors and permitted assigns) any rights or remedies under or by reason of this Agreement, or any term, provision, condition, undertaking, warranty, representation, indemnity, covenant or agreement contained herein.

     Section 12.11. Calculation of Dates and Deadlines.
     -------------- -----------------------------------

     Unless otherwise specified, any period of time to be determined under this Agreement shall be deemed to commence at 12:01 a.m. on the first full day after the specified starting date, event or occurrence. Any deadline, due date, expiration date, or period-end to be calculated under this Agreement shall be deemed to end at 5:00 p.m. on the last day of the specified period. The time of day shall be determined with reference to the then current local time in Findlay, Ohio.



                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                         RURBAN FINANCIAL CORP.


                         By:/s/ Kenneth A. Joyce
                            ---------------------------------

                         Printed Name: Kenneth A. Joyce
                                       ----------------------

                         Title: President and CEO
                                -----------------------------


                         RFC BANKING COMPANY


                         By: /s/ Henry R. Thiemann
                             --------------------------------

                         Printed Name: Henry R. Thiemann
                                       ----------------------

                         Title: CEO
                                -----------------------------



                         FIRST FEDERAL BANK OF THE MIDWEST


                         By: /s/ William J. Small
                             --------------------------------

                         Printed Name: William J. Small
                                       ----------------------

                         Title: Chairman and CEO
                                -----------------------------

                       EXHIBITS TO THE PURCHASE AGREEMENT
                             INTENTIONALLY OMMITTED